Exhibit 99.1

Tri-S Security Corporation

3700 Mansell Road

Suite 220

Alpharetta, GA 30022

August 12, 2005

Mr. Wayne Stallings

3700 Mansell Road

Suite 220

Alpharetta, GA 30022

Dear Mr. Stallings:

This letter agreement (this “Agreement”), when countersigned by you, will set forth the entire agreement between you and Tri-S Security Corporation (the “Company”) regarding the subject matter hereof.  All statements relating to the subject matter hereof and writings which pre-date the execution hereof are superseded hereby.

1.                                      Executive’s Obligations.  You hereby agree: (i) to resign from your position as Chief Financial Officer of the Company, and all other positions you hold with the Company or its subsidiary, effective as of August 12, 2005; and (ii) to provide to the Company on a full-time basis from the date hereof (the “Resignation Date”) through September 30, 2005 such services as may be reasonably requested by the Company’s Chief Executive Officer.

2.                                      Company’s Obligations.  The Company hereby agrees to: (i) pay to you or your estate from the Date of Resignation through August 1, 2006 (the “Continuation Period”) your base salary at the rate of $6,750.00 per month in accordance with the Company’s standard payroll practices and subject to all withholdings required pursuant to any applicable local, state or Federal law (the “Withholdings”); (ii) pay to you on September 30, 2005 a retention incentive payment in the amount of Twelve Thousand Dollars ($12,000), subject to Withholdings; and (iii) pay to you during the Continuation Period an amount equal to $1,181.00 per month, payable on the first business day of each month during such period.

3.                                      Release.  You hereby acquit, withdraw, retract and forever discharge any and all claims, manner of actions, causes of action (in law or in equity), suits, judgments, debts, liens, contracts, agreements, promises, liabilities, demands, damages, losses, costs, expenses or disputes, known or unknown, fixed or contingent, directly or indirectly, personally or in a representative capacity, at any time against the Company or any of its agents, attorneys, assigns, heirs, executors, executives, administrators, committees, subsidiaries, affiliates, fiduciaries, trustees, beneficiaries, participants, personal and/or legal representatives and any benefit plans sponsored by the Company (the “Company Released Parties”) by reason of any act, omission, matter, cause or thing whatsoever, from the beginning of time to and including the date of this Agreement, whether based on a constitution, statute, regulation, agreement or the common law (the “Company General Release”).  This Company General Release includes, without limitation, all claims, manner of actions, causes of action (in law or in equity), suits or requests for attorney’s fees and/or costs under the Executive Retirement Income Security Act of 1974; Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act; the Age Discrimination in Employment Act of 1967 (the “ADEA”); the Older Worker’s Benefits Protection Act (the “OWBPA”); the Rehabilitation Act of 1973; the Consolidated Omnibus Budget Reconciliation Act; the Occupational Safety and Health Act; the National Labor Relations Act; 42 U.S.C. §§ 1981 through 1988; any Federal, state or local law regarding retaliation for protected activity or interference with protected rights; and any state or local law, including, without limitation, the Georgia Constitution; and all claims under Georgia public policy or common law including, without limitation, common law claims of outrageous conduct, intentional or negligent infliction of emotional distress, negligent hiring, breach of contract, breach of the covenant of good faith and fair dealing, promissory estoppel, negligence, wrongful termination of employment, interference with employment relationship, civil rights, fraud and deceit and all other claims of any type or nature, including all claims for damages, wages, compensation, vacation, reinstatement, medical expenses, punitive damages and claims for attorneys’ fees.  You and the Company intend that the Company General Release shall discharge all claims against the Company and all other Company Released Parties to the full and maximum extent permitted by law, but not in excess of that permitted by law.

You warrant and represent that you have not filed any administrative action against the Company or any other Company Released Party with any local, state or Federal agency.  You further warrant and represent that you are not a plaintiff or claimant in any lawsuit or any other action filed in any jurisdiction against the Company or any other Company Released Party.  If any of the warranties and representations in this paragraph is inaccurate in any respect, then the Company shall be excused from its obligations under Section 2 hereof.  Further, the Company and all other Company Released Parties shall be indemnified and held harmless by you for any breach of the warranties and representations contained in this paragraph and shall be entitled to recover from you all costs and expenses incurred as a result of your breach of any of the warranties and representations contained in this paragraph and all costs and expenses incurred in defending any now-pending legal or administrative proceeding not referenced in this paragraph in which you are named a party.  Costs and expenses, for purposes of this paragraph, shall include, without limitation, attorneys’ fees and other legal costs.

You acknowledge and agree that, in regard to your release and waiver of claims under the ADEA and the OWBPA, as set forth above, you were informed that you do not waive age rights or claims that may arise after the date this Agreement is executed, that you have been advised to consult with an attorney prior to executing this Agreement and that you have twenty-one (21) days after receiving this Agreement within which to consider this Agreement. If you execute this Agreement before the end of such twenty-one (21)-day period, then you acknowledge that your decision to do so was knowing, voluntary and not induced by fraud, misrepresentation or a threat to withdraw, alter or provide different terms prior to the expiration of such twenty-one (21)-day period.  You further acknowledge that this Agreement is effective and enforceable against you upon your execution hereof, subject to your revocation of your release of any claim under the ADEA in accordance with the paragraph below.  You further understand and acknowledge that if you revoke such release, then this Agreement shall become null, void and of no effect, and you will lose all benefits under this Agreement, including, without limitation, the payments and benefits to be provided to you pursuant to Section 2 hereof.  You further understand and agree that this Agreement is written in a manner which you understand and that you waive rights and claims you may have under the OWBPA and ADEA, but only in exchange for payments and/or benefits in addition to anything else of value to which you are already entitled.

You understand that you have seven (7) days following your execution of this Agreement to revoke your release of any claim under the ADEA in this Agreement. You further understand that, if you elect to revoke your release of any claim under the ADEA in this Agreement, you must provide notice to the Company within the applicable period for revocation.

4.                                      Non-Disclosure.  As used in this Agreement, the term “Confidential Information” shall mean valuable, non-public, competitively sensitive data and information relating to the Company’s business or the business of any subsidiary or affiliate of the Company, other than Trade Secrets (as hereinafter defined).  Confidential Information shall include, among other things, information specifically designated as a Trade Secret that is, notwithstanding the designation, determined by a court of competent jurisdiction not to be a “trade secret” under applicable law.  As used in this Agreement, the term “Trade Secrets” shall mean information or data of or about the Company or any subsidiary or affiliate of the Company, including, without limitation, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or lists of actual or potential customers or suppliers, that:  (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.  To the extent that the foregoing definition is inconsistent with a definition of “trade secret” under applicable law, the foregoing definition shall be deemed amended to the extent necessary to render it consistent with applicable law.

You acknowledge and agree that you have been exposed to Trade Secrets and Confidential Information as a result of your employment by the Company.  You further acknowledge and agree that any unauthorized disclosure or use of any of the Trade Secrets or Confidential Information would be wrongful and would likely result in immediate and irreparable injury to the Company.  You shall not redistribute, market, publish, disclose or divulge to any other person or entity, or use for any purpose or modify for use for any purpose, directly or indirectly, in any way for you or any person or entity any Confidential Information or Trade Secret during the Continuation Period.

5.                                      Miscellaneous.              This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Georgia, without giving effect to principles of conflicts of laws.

With the exception of the provisions set forth in Section 3 hereof, you and the Company agree that: (i) the agreements, provisions and covenants contained in this Agreement are several and divisible, that none of such agreements, provisions or covenants depends upon any other provision, agreement or covenant for its enforceability, and that each such agreement, provision, and covenant constitutes an enforceable obligation between the Company and you; and (ii) neither the invalidity nor the unenforceability of any agreement, provision or covenant of this Agreement shall affect the other agreements, provisions or covenants hereof, and this Agreement shall remain in full force and effect and be construed in all respects as if such invalid or unenforceable agreement, provision or covenant were omitted. You and the Company further agree that, if any of the provisions of Section 3 hereof is unenforceable by the Company, then the Company may, at its option, declare this entire Agreement null, void and of no effect and, if the Company does so, you will lose all benefits under this Agreement, including, without limitation, the payments and benefits to be provided to you pursuant to Section 2 hereof.

If you bring, undertake or initiate any legal or equitable action, arbitration, or other proceeding, whether on the merits or on motion to enforce this Agreement, and you prevail in such action, arbitration or proceeding, then you shall be entitled to recover from the Company reasonable attorneys’ fees which are incurred by you in connection with such action, arbitration or proceeding.

This Agreement may be executed by facsimile signature and in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

If the foregoing accurately reflects our agreement, please execute this letter in the space below and return a copy to the Company by facsimile to                          .

Very truly yours,

TRI-S SECURITY CORPORATION

By: /s/ Ronald G. Farrell
Printed Name: Ronald G. Farrell
Title: Chief Executive Officer

AGREED AND ACCEPTED:

/s/ Wayne Stallings
WAYNE STALLINGS

Date:	8/12/2005